Exhibit 99.1

News Release
NYSE: WMB
NYSE: WPZ
Date:           Dec. 13, 2006
Williams Partners L.P. Completes Acquisition of Remaining Interest in Four Corners from
Williams
     TULSA, Okla. – Williams Partners L.P. (NYSE:WPZ) and Williams (NYSE: WMB) announced today that Williams Partners has completed its acquisition of the remaining 74.9 percent interest in Williams Four Corners LLC that it did not own from Williams for $1.223 billion. Williams Partners now owns 100 percent of Four Corners.
     Williams Partners completed the transaction after successfully closing a $600 million private debt offering of senior unsecured notes due 2017, a private equity offering of approximately $350 million of common and Class B units, and a public equity offering of 8.05 million common units that yielded net proceeds of approximately $293.7 million.
     The net proceeds of the public equity offering include exercise, in full, by the underwriters of their option to purchase additional common units to cover over-allotments.
     “This acquisition makes Four Corners – with its stable cash flows and a relatively high percentage of fee-based revenues – the cornerstone of Williams Partners’ asset portfolio and enhances our ability to generate stable cash flows for our unitholders,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners.
     The board of directors of the general partner of Williams Partners approved the transaction based on a recommendation from its conflicts committee. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisers to assist it in evaluating and negotiating the transaction.
     Steve Malcolm, chairman, president and chief executive officer of Williams, said the transaction is also advantageous to Williams.
     “While Williams will maintain operational control of Four Corners, the low-cost capital raised through this transaction can be invested in areas where the company is actively pursuing disciplined growth,” Malcolm said.
     Four Corners owns certain gathering, processing and treating assets in the San Juan Basin in Colorado and New Mexico. These assets are comprised of:
•	a 3,500-mile natural gas gathering system in the San Juan Basin in New Mexico and Colorado

•	with capacity of 2 billion cubic feet per day;

•	the Ignacio natural gas processing plant in Colorado and the Kutz and Lybrook natural gas processing plants in New Mexico, which have a combined processing capacity of 760 million cubic feet per day; and

•	the Milagro and Esperanza natural gas treating plants in New Mexico, which are designed to remove carbon dioxide from up to 750 million cubic feet of natural gas per day.
     Citigroup and Lehman Brothers acted as financial advisors to Williams in connection with this transaction.
About Williams (NYSE:WMB)
Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. The company also manages a wholesale power business. Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, Southern California and Eastern Seaboard. More information is available at www.williams.com.
About Williams Partners L.P. (NYSE:WPZ)
Williams Partners L.P. primarily gathers, transports and processes natural gas and fractionates and stores natural gas liquids. The general partner is Williams Partners GP LLC. More information is at www.williamslp.com.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Richard George
Williams (investor relations)
(918) 573-3679

Sharna Reingold
Williams (investor relations)
(918) 573-2078
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Williams’ reports, filings, and other public announcements might contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will,” and other similar words. These statements are based on our intentions, beliefs, and assumptions about future events and are subject to risks, uncertainties, and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others: changes in general economic conditions and changes in the industries in which Williams conducts business; changes in federal or state laws and regulations to which Williams is subject, including tax, environmental and employment laws and regulations; the cost and outcomes of legal and administrative claims proceedings, investigations, or inquiries; the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; the level of creditworthiness of counterparties to our transactions; the amount of collateral required to be posted from time to time in our transactions; the effect of changes in accounting policies; the ability to control costs; the ability of each business unit to successfully implement key systems, such as order entry systems and service delivery systems; the impact of future federal and state regulations of business activities, including allowed rates of return, the pace of deregulation in retail natural gas and electricity markets, and the resolution of other regulatory matters; changes in environmental and other laws and regulations to which Williams and its subsidiaries are subject or other external factors over which we have no control; changes in foreign economies, currencies, laws and regulations, and political climates, especially in Canada, Argentina, Brazil, and Venezuela, where Williams has direct investments; the timing and extent of changes in commodity prices, interest rates, and foreign currency exchange rates; the weather and other natural phenomena; the ability of Williams to develop or access expanded markets and product offerings as well as their ability to maintain existing markets; the ability of Williams and its subsidiaries to obtain governmental and regulatory approval of various expansion projects; future utilization of pipeline capacity, which can depend on energy prices, competition from other pipelines and alternative fuels, the general level of natural gas and petroleum product demand, decisions by customers not to renew expiring natural gas transportation contracts; the accuracy of estimated hydrocarbon reserves and seismic data; and global and domestic economic repercussions from terrorist activities and the government’s response to such terrorist activities. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
In regard to the company’s reserves in Exploration & Production, the SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We have used certain terms in this news release, such as “probable” reserves and “possible” reserves and “new opportunities potential” reserves that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. The SEC defines proved reserves as estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Probable and possible reserves are estimates of potential reserves that are made using accepted geological and engineering analytical techniques, but which are estimated with reduced levels of certainty than for proved reserves. Possible reserve estimates are less certain than those for probable reserves. New opportunities potential is an estimate of reserves for new areas for which we do not have sufficient information to date to raise the reserves to either the probable category or the possible category. New opportunities potential estimates are even less certain that those for possible reserves. Reference to “total resource portfolio” include proved, probable and possible reserves as well as new opportunities potential.
Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2006, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com
Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements – statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in its indenture and by its leverage; The Williams Companies, Inc.’s credit agreement and The Williams Companies, Inc.’s public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by The Williams Company Inc’s credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of Williams Partners’ unitholders; Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to Williams Partner’s unitholders for actions taken by the general partner that might otherwise constitute breaches of fiduciary duty; even if unitholders are dissatisfied, they cannot remove Williams Partners’ general partner without its consent; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; and Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ annual report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2006 and Williams Partners’ quarterly reports on Form 10-Q available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.